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                                                                    EXHIBIT 5.1


                      [LETTERHEAD OF FOLEY, HOAG & ELIOT LLP]


                                           December 24, 1998

PRI Automation, Inc.
805 Middlesex Turnpike
Billerica, Massachusetts 01821

Ladies and Gentlemen:

    We are familiar with the Registration Statement on Form S-3 (the "S-3 Registration Statement") filed today by PRI Automation, Inc., a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-3 Registration Statement relates to the proposed issuance and sale by the Company of up to 2,490,516 shares (the "Shares") of its Common Stock, $0.01 par value per share.

    In arriving at the opinions expressed below, we have examined and relied on the following documents: (a) the Restated Articles of Organization of the Company, as amended; (b) the Amended and Restated By-Laws of the Company; and
(c) the records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company. In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

    Based upon the foregoing, it is our opinion that:

    1. The Company has taken all necessary corporate action required to authorize the issuance and sale of the Shares; and

    2. The Shares, when issued and delivered as contemplated in the S-3 Registration Statement, will be validly and legally issued and fully paid and non-assessable.

    We hereby consent to the filing of this opinion as an exhibit to the S-3 Registration Statement and to the reference to our firm under the heading "Legal Matters" in the S-3 Registration Statement.


                                     Very Truly Yours,

                                     FOLEY, HOAG & ELIOT LLP


                                     By: /s/ William R. Kolb
                                         --------------------------
                                         A Partner